EXHIBIT 23

We have issued our report dated April 18, 2001, except for Notes B and S, the date of which is April 19, 2001, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Laidlaw Global Corporation and Subsidiaries on Form 10-K(SB) for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Laidlaw Global Corporation and Subsidiaries on Form S-8 (File No. 333-49882, effective November 14, 2000).


GRANT THORNTON LLP

New York, New York
April 18, 2001